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                                                                     Exhibit 2.7

                            TRANSFER AGREEMENT WITH
                         IRREVOCABLE POWER OF ATTORNEY

     INTUITION DEVELOPMENT HOLDINGS, LLC., a Florida limited liability company, in consideration of the payment of ten dollars and other good and valuable consideration paid by FARMERS & MERCHANTS INVESTMENT INC., a Nebraska corporation, sells, assigns, and transfers to Intuition Guarantee Services II, Inc., its membership interest in INTUITION GUARANTEE SERVICES, LLC, Florida limited liability company (the "Company"), represented by One Hundred (100) units of members by Certificate number 2 registered in the name of InTuition Development Holdings, LLC, on the books of the company, together with any substitutions, proceeds or reissues thereof.

     InTuition Development Holdings, LLC irrevocably appoints and constitutes David G. Graham as its attorney-in-fact to transfer the described certificated or proceeds on the books of the company, with the full power of substitution in the premises.

Dated: June 28, 2001

INTUITION DEVELOPMENT HOLDINGS, LLC, a
Florida limited liability company

By: /s/ David G. Graham
   -----------------------------
   David G. Graham, President

                                ACKNOWLEDGEMENT

STATE OF FLORIDA
COUNTY OF DUVAL

The foregoing Membership Transfer Agreement with Irrevocable Power of Attorney for Transfer was subscribed and acknowledged before me on June 28, 2001 by David
G. Graham, as President of InTuition Development Holdings, LLC, a Florida limited liability company, on behalf of the corporation. He is (check mark) personally known to me or has produced Drivers License as identification.


                                                      /s/ Sarah N. Hygema
                                                      ------------------------
                                                      Signature of Notary Public
                                                      Commission Expires:


                                                      [NOTARY SEAL]